                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                     0-23108                Not required
            --------                     -------                ------------
    (State of organization)     (Commission File Number)     (I.R.S. Employer
                                                            Identification No.)
c/o Discover Bank
12 Read's Way
New Castle, Delaware                                               19720
--------------------                                               -----
(Address of principal                                            (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                          Name of each exchange
Title of each class                                        on which each class
to be so registered                                        is to be registered
-------------------                                        -------------------
     None                                                          None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


       Series 2000-9 6.35% Class A Credit Card Pass-Through Certificates Series 2000-9 Floating Rate Class B Credit Card Pass-Through Certificates
    -------------------------------------------------------------------------
                                (Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.
           -------------------------------------------------------

           Item 1 incorporates by reference "The Certificates" on pages 17 to 32 of the Prospectus dated December 8, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-37066) and "The Certificates" on pages S-32 to S-46 of the Prospectus Supplement dated December 8, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-37066).

Item 2.    Exhibits
           --------

           Exhibit 4.1 (a)   Pooling and Servicing Agreement, dated as of
                             October 1, 1993, between Discover Bank (formerly
                             Greenwood Trust Company) as Master Servicer,
                             Servicer and Seller and U.S. Bank National
                             Association (formerly First Bank National
                             Association, successor trustee to Bank of America
                             Illinois, formerly Continental Bank, National
                             Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's
                             Registration Statement on Form S-1 (Registration
                             No. 33-71502), filed on November 10, 1993).

           Exhibit 4.1 (b)   First Amendment to Pooling and Servicing
                             Agreement, dated as of August 15, 1994, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S.
                             Bank National Association (formerly First Bank
                             National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                             National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master
                             Trust I's Current Report on Form 8-K, dated August
                             1, 1995 and filed on August 10, 1995, File No.
                             0-23108).

           Exhibit 4.1 (c)   Second Amendment to Pooling and Servicing
                             Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S.
                             Bank National Association (formerly First Bank
                             National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                             National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master
                             Trust I's Current Report on Form 8-K, dated April
                             30, 1996 and filed on May 1, 1996, File No.
                             0-23108).

           Exhibit 4.1 (d)   Third Amendment to Pooling and Servicing
                             Agreement, dated as of March 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S.
                             Bank National Association (formerly First Bank
                             National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                             National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card
                             Master Trust I's Registration Statement on Form
                             8-A filed April 13, 1998, File No. 0-23108).

           Exhibit 4.1 (e)   Fourth Amendment to Pooling and Servicing
                             Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S.
                             Bank National Association (formerly First Bank
                             National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                             National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master
                             Trust I's Current Report on Form 8-K dated
                             November 30, 1998, File No. 0-23108).

           Exhibit 4.2 Series Supplement, dated as of December 19, 2000, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2000-9, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit
                             4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated December 19, 2000).

           Exhibit 99.1 Prospectus Supplement dated December 8, 2000 and Prospectus dated December 8, 2000 with respect to the 6.35% Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2000-9.

                                    Signature

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Discover Card Master Trust I
                                        (Registrant)

                                      By:  Discover Bank
                                            (Originator of the Trust)


Dated: December 19, 2000              By:    /s/ Michael F. Rickert
                                             ----------------------
                                             Michael F. Rickert
                                             Vice President, Chief Accounting
                                             Officer and Treasurer

                                 EXHIBIT INDEX


Exhibit No.                                                              Page

  4.1 (a)       Pooling and Servicing Agreement, dated as of              ---
                October 1, 1993, between Discover Bank (formerly
                Greenwood Trust Company) as Master Servicer,
                Servicer and Seller and U.S. Bank National
                Association (formerly First Bank National
                Association, successor trustee to Bank of America
                Illinois, formerly Continental Bank, National
                Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's
                Registration Statement on Form S-1 (Registration
                No. 33-71502), filed on November 10, 1993).

  4.1 (b)       First Amendment to Pooling and Servicing Agreement,       ---
                dated as of August 15, 1994, between Discover Bank
                (formerly Greenwood Trust Company) as Master
                Servicer, Servicer and Seller and U.S. Bank
                National Association (formerly First Bank National Association, successor trustee to Bank of America
                Illinois, formerly Continental Bank, National
                Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's
                Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

  4.1 (c)       Second Amendment to Pooling and Servicing Agreement,      ---
                dated as of February 29, 1996, between Discover
                Bank (formerly Greenwood Trust Company) as Master
                Servicer, Servicer and Seller and U.S. Bank
                National Association (formerly First Bank National Association, successor trustee to Bank of America
                Illinois, formerly Continental Bank, National
                Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's
                Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).

  4.1 (d) Third Amendment to Pooling and Servicing Agreement, dated as of March 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust
                I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

  4.1 (e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit
                4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

  4.2 Series Supplement, dated as of December 19, 2000, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2000-9, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated December 19, 2000).

  99.1 Prospectus Supplement dated December 8, 2000 and Prospectus dated December 8, 2000 with respect to the 6.35% Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2000-9.